Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES

RESULTS OF TENDER OFFER FOR ITS 11.5% SECOND LIEN SENIOR SECURED NOTES

DUE 2017 THROUGH THE EARLY TENDER DEADLINE

AND CLOSING OF NEW SENIOR SECURED CREDIT FACILITIES

Uncasville, CT, November 19, 2013 – The Mohegan Tribal Gaming Authority (the “Authority”) announced today several developments regarding its previously announced refinancing transactions.

Second Lien Tender Offer Update

The Authority announced that the early tender period with respect to its previously announced cash tender offer and consent solicitation (the “Tender Offer”) for $199,800,000 of its outstanding 11.5% Second Lien Senior Secured Notes due 2017 (the “2017 Notes”) expired on November 18, 2013 at 5:00 p.m., New York City time (the “Early Tender Deadline”). As of the Early Tender Deadline, holders of $199,765,000, or approximately 99.98%, of the total outstanding principal amount of the 2017 Notes had tendered their notes and provided consents. The consents received exceed the amount needed to approve the proposed amendments to the March 6, 2012 indenture under which the 2017 Notes were issued (the “Indenture”). The Authority also announced that withdrawal rights with respect to the 2017 Notes tendered in the Tender Offer expired at 5:00 p.m., New York City time, on November 18, 2013.

The Authority has elected to exercise its early purchase option described in the Offer to Purchase and Consent Solicitation Statement, dated November 4, 2013 (the “Statement”), relating to the Tender Offer. Holders of the 2017 Notes who validly tendered and did not validly withdraw their notes at or prior to the Early Tender Deadline will receive on November 19, 2013 (the “Early Payment Date”), the total consideration of $1,160.00 per $1,000 principal amount of 2017 Notes validly tendered at or before the Early Tender Deadline and accepted in the Tender Offer, which includes an early tender payment of $30.00 for each $1,000 principal amount of 2017 Notes, plus accrued and unpaid interest from the last interest payment date for the 2017 Notes to, but not including, the Early Payment Date.

The Tender Offer will expire at 12:00 midnight, New York City time, on December 3, 2013. Holders of 2017 Notes who validly tender their notes after the Early Tender Deadline but before the expiration of the Tender Offer will receive only the tender offer consideration of $1,130.00 per $1,000 principal amount of 2017 Notes validly tendered, plus accrued and unpaid interest from the last interest payment date for the 2017 Notes to, but not including, the purchase date therefor.

The Authority’s obligation to accept any 2017 Notes tendered and to pay the consideration for them is set forth solely in the Statement and related Letter of Transmittal and Consent. The Tender Offer is made only by, and pursuant to the terms of, the Statement, and the information in this press release is qualified by reference to the Statement and the related Letter of Transmittal and Consent. Subject to applicable law, the Authority may amend, extend, or, subject to certain conditions, terminate the Tender Offer.

RBS Securities Inc. is acting as dealer manager for the tender offer and solicitation agent for the consent solicitation and D.F. King & Co., Inc. is acting as information agent and tender agent for the tender offer and the consent solicitation. RBS Securities Inc. can be contacted at (877) 297-9832 or (203) 897-6145.

Redemption of 2017 Notes Not Validly Tendered by Early Tender Deadline

The Authority also announced today that it has called for redemption all 2017 Notes that were not validly tendered as of the Early Tender Deadline in accordance with the redemption provisions of the Indenture and has satisfied and discharged its obligations under the Indenture and the related security documents in accordance with the satisfaction and discharge provisions of the Indenture. The 2017 Notes not validly tendered prior to the expiration of the Tender Offer will be redeemed on December 19, 2013.

Redemption of Old Second Lien Notes

The Authority also announced today that it has called for redemption all $200,000 of its 11.5% Second Lien Secured Notes due 2017 (the “Old Second Lien Notes”) outstanding under that certain Indenture, dated as of October 26, 2009, in accordance with the redemption provisions thereof and has satisfied and discharged its obligations thereunder. The Old Second Lien Notes will be redeemed on December 19, 2013.

Closing of New Senior Secured Credit Facilities

On November 19, 2013, the Authority announced that it had entered into a Loan Agreement with RBS Citizens, N.A., as Administrative Agent, providing for $955 million in new senior secured credit facilities, comprised of a $100 million senior secured revolving credit facility, a $125 million senior secured term loan A facility, and a $730 million senior secured term loan B facility. The net proceeds from these facilities were used to finance the transactions described in this press release, and to repay amounts outstanding under the Authority’s Fourth Amended and Restated Loan Agreement, with Bank of America, N.A., as Administrative Agent, and the Authority’s Loan Agreement, with Wells Fargo Gaming Capital, LLC, as Administrative Agent, which were thereupon terminated, and to pay related fees and expenses.

This press release is for informational purposes only and does not constitute a notice of redemption under the redemption provisions of the Indenture, nor does it constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 544-acre reservation situated in southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on a 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun at Pocono Downs, a gaming and entertainment facility located on a 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in southern New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the approximately 1,200-room luxury Sky Hotel Tower. Mohegan Sun at Pocono Downs operates in an approximately 400,000-square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2012, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

Press Release:

Mohegan Tribal Gaming Authority, Uncasville, Connecticut, November 19, 2013

Contacts:

Mitchell Grossinger Etess

Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

3